UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019
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Genesee & Wyoming Inc.
 (Exact name of registrant as specified in its charter)
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Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (203) 202-8900

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Genesee & Wyoming Inc. (the “Company”) announced that, effective February 8, 2019, David A. Brown is no longer serving in the capacity of Chief Operating Officer. Mr. Brown will continue to lead select operational performance projects and serve on the subsidiary boards of the Company’s 51%-owned Australian Operations and 100%-owned U.K./European Operations.

Michael Miller, the Company’s President, North America since October 2018, will assume leadership of the corporate customer service, service design, dispatch, mechanical and engineering functions that had previously reported to Mr. Brown and the Company will be eliminating the role of global principal operating officer. Under the Company’s decentralized operating structure, each of the Company’s short lines will continue to be led by the local railroad general manager with operational support and oversight by regional senior management. The corporate safety function will continue reporting to the Company’s Chairman and Chief Executive Officer, Jack Hellmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

February 11, 2019	By:	/s/ Allison M. Fergus
Name: Allison M. Fergus
Title: General Counsel and Corporate Secretary
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